UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
KRAFT FOODS INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois (Address of Principal executive offices)	60093-2753 (Zip Code)
Registrant’s Telephone number, including area code: (847) 646-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 3, 2007, the Compensation Committee of the Board of Directors of Kraft Foods Inc. (the “Company”) approved a stock option grant to Irene B. Rosenfeld in recognition of her election as the Company’s Chairman and Chief Executive Officer following the March 30, 2007 spin-off from Altria Group. The grant of 300,000 stock options was made under the Company’s 2005 Performance Incentive Plan at fair market value on the date of grant. The stock option has an expiration date ten years from the grant date and vests as follows:
•	150,000 stock options will vest only if the Company’s stock price appreciates at least 15% above the fair market value on the date of grant; and
•	The remaining 150,000 stock options will vest only if the Company’s stock price appreciates at least 25% above the fair market value on the date of grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: May 9, 2007